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                                                                      EXHIBIT 16

                      [LETTERHEAD OF GRANT THORNTON LLP]

August 24, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Re:  Web Street, Inc. (Formerly Web Street Securities, Inc.)

Dear Sir or Madam:

     We have read Item 11(i) of the Form S-1 of Web Street, Inc. dated August 24, 1999 and agree with the statements contained therein.


                                       Very truly yours,


                                       /s/ Grant Thornton LLP